UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
November 4, 2005

(Date of Earliest Event Reported: November 3, 2005)

EL PASO CGP COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-7176	74-1734212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

    On November 3, 2005, our parent company, El Paso Corporation (“El Paso”), and one of our subsidiaries El Paso Production Oil & Gas USA, L.P., (“EPPOG”) entered into a $400 million Credit Agreement (“Credit Agreement”). Pursuant to the terms of the Credit Agreement, all obligations under the Credit Agreement are joint and several obligations of El Paso and EPPOG. In addition, certain of EPPOG’s oil and gas reserves and properties serve as collateral under the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.A
Credit Agreement among El Paso Corporation and El Paso Production Oil & Gas USA, L.P., as Borrowers, Fortis Capital Corp., as Administrative Agent, Arranger and Bookrunner, dated as of November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CGP COMPANY

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

 Dated:  November 4, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.A
Credit Agreement among El Paso Corporation and El Paso Production Oil & Gas USA, L.P., as Borrowers, Fortis Capital Corp., as Administrative Agent, Arranger and Bookrunner, dated as of November 3, 2005.